UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2007

CANANDAIGUA NATIONAL CORPORATION (Exact name of registrant as specified in its charter)

2-94863
(Commission File Number)

New York (State or other jurisdiction of incorporation or organization)	16-1234823 (IRS Employer Identification Number)

72 South Main Street Canandaigua, New York (Address of principal executive offices)	14424 (Zip code)

(585) 394-4260 (Registrant's telephone number, including area code) NOT APPLICABLE (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Definitive Agreement

On August 27, 2007, Canandaigua National Corporation (CNC), parent company of The Canandaigua National Bank and Trust Company (CNB), issued a press release announcing that it has signed a definitive agreement to acquire Genesee Valley Trust Company (GVT). GVT, headquartered in Pittsford, New York, is a trust company which provides money management, retirement services, and estate and financial planning services to local families, individuals, businesses and non-profit organizations. Under the terms of the agreement, CNC will acquire all of the outstanding shares of GVT capital stock for cash. The transaction is structured with a portion of the purchase price payable at closing, with additional minimum and contingent amounts payable depending on certain operating results of GVT during the three years after closing. GVT will retain its name and operate as a wholly owned subsidiary of CNC. It is currently anticipated that the acquisition, which is subject to regulatory approval and other customary conditions to closing, will be completed prior to the end of the year.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibit
(c) Exhibits 99.1 Press Release dated August 27, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANANDAIGUA NATIONAL CORPORATION
(Registrant)

August 28, 2007	/s/ Lawrence A. Heilbronner
Date	Lawrence A. Heilbronner
Senior Vice President and Chief Financial Officer